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                                                                   Exhibit 8(c)

                    INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to the Registration Statement No. 33-43058 of Merrill Lynch Life Variable Life Separate Account II on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 22, 1999, and (ii) Merrill Lynch Life Variable Life Separate Account II dated February 4, 1999, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                  /s/DELOITTE & TOUCHE LLP

New York, New York
April 29, 1999